EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports

FOURTH Quarter 2021 RESULTS

CSG Grows Revenue 6% and Surpasses $1 Billion in Annual Revenue in 2021

Issued Growth-Oriented 2022 Financial Guidance Targets

Boosted Dividend by 6% in ’22 Representing our 9th Straight Year of Increased Payout

DENVER--(February 1, 2022) — CSG (NASDAQ: CSGS) today reported results for the quarter and year ended December 31, 2021.

Financial Results:

Fourth quarter 2021 financial results:

•	Total revenue was $275.0 million and total non-GAAP adjusted revenue was $257.6 million.
•	GAAP operating income was $27.9 million, or 10.1% of total revenue, and non-GAAP operating income was $40.2 million, or 15.6% of non-GAAP adjusted revenue.
•	GAAP earnings per diluted share (EPS) was $0.54 and non-GAAP EPS was $0.83.
•	Cash flows from operations were $51.9 million, with a non-GAAP free cash flow of $47.9 million.

Full year 2021 financial results:

•	Total revenue was $1,046.5 million and non-GAAP adjusted revenue was $979.8 million.
•	GAAP operating income was $124.2 million, or 11.9% of total revenue, and non-GAAP operating income was $161.7 million, or 16.5% of non-GAAP adjusted revenue.
•	GAAP EPS was $2.26 and non-GAAP EPS was $3.35.
•	Cash flows from operations were $140.2 million, with non-GAAP free cash flow of $113.7 million.

CSG Systems International, Inc.

February 1, 2022

Shareholder Returns:

•

In November 2021, CSG declared its quarterly cash dividend of $0.25 per share of common stock, or a total of approximately $8 million, to shareholders, bringing total 2021 dividends to approximately $33 million.

•	In January 2022, CSG’s Board of Directors approved a 6% increase in CSG’s cash dividend, with quarterly payments of $0.265 per share of common stock to be paid in March 2022.
•

During the quarter and full year 2021, CSG repurchased under its stock repurchase program, approximately 295,000 shares of its common stock for approximately $16 million and approximately 732,000 shares of its common stock for approximately $36 million, respectively.

Business Activities:

•	In November, CSG extended its contract with Charter, its largest client, through December 31, 2027.
•	In October, CSG extended its contract with DISH through June 30, 2026.
•	During the year we closed three meaningful acquisitions (Kitewheel, Tango Telecom, and DGIT Systems).

“Over the past year, I have highlighted how CSG will win big in the market and consistently outperform by investing in our culture, talent, and future-ready SaaS platforms,” said Brian Shepherd, President and Chief Executive Officer of CSG. “Our 2021 results prove that we are delivering on this commitment as we built accelerated momentum across our global business. We reported our best organic revenue growth in over a decade and crossed the $1 billion annual revenue milestone for the first time in our history.  Another highlight of the year was the renewal of our relationship with two long-term CSG customers: DISH and Charter Communications. Specifically, the expansion with Charter represents the largest deal ever signed by CSG as we become the revenue management provider of choice for all 32 million Charter subscribers across their residential and small-and-medium-sized business footprints.”

“With these wins and our continued strong sales success, we are positioned for solid top and bottom-line growth in 2022 and beyond. Looking ahead, CSG is laser focused on creating meaningful value for our customers, our employees and our shareholders, accelerating our organic revenue growth, closing good new strategic acquisitions, and diversifying into larger and faster growth industry verticals,” Shepherd added.

CSG Systems International, Inc.

February 1, 2022

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended December 31,			Year Ended December 31,
			Percent			Percent
	2021	2020	Changed	2021	2020	Changed
GAAP Results:
Revenue	$275,025	$260,487	5.6%	$1,046,487	$990,533	5.6%
Operating Income	27,880	23,675	17.8%	124,186	105,556	17.6%
Operating Margin Percentage	10.1%	9.1%		11.9%	10.7%
EPS	$0.54	$0.41	31.7%	$2.26	$1.82	24.2%
Non-GAAP Results:
Adjusted Revenue	$257,648	$243,248	5.9%	$979,765	$922,862	6.2%
Operating Income	40,152	42,987	(6.6%)	161,713	154,887	4.4%
Adjusted Operating Margin Percentage	15.6%	17.7%		16.5%	16.8%
EPS	$0.83	$0.90	(7.8%)	$3.35	$3.12	7.4%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Results of Operations

GAAP Results: Total revenue for the fourth quarter of 2021 was $275.0 million, a 5.6% increase when compared to revenue of $260.5 million for the fourth quarter of 2020.  Total revenue for the full year 2021 was $1,046.5 million, a 5.6% increase when compared to revenue of $990.5 million for the full year 2020. The increases in revenue can be primarily attributed to the continued growth of CSG’s revenue management solutions, as the majority of the increase was attributed to organic growth.

GAAP operating income for the fourth quarter of 2021 was $27.9 million, or 10.1% of total revenue, compared to $23.7 million, or 9.1% of total revenue, for the fourth quarter of 2020. GAAP operating income for the full year 2021 was $124.2 million, or 11.9% of total revenue, compared to $105.6 million, or 10.7% of total revenue, for the full year 2020.

GAAP EPS for the fourth quarter of 2021 was $0.54, as compared to $0.41 for the fourth quarter of 2020.  GAAP EPS for the full year 2021 was $2.26, compared to $1.82 for the full year 2020.

Non-GAAP Results:  Non-GAAP adjusted revenue for the fourth quarter of 2021 was $257.6 million, a 5.9% increase when compared to non-GAAP adjusted revenue of $243.2 million for the fourth quarter of 2020. Total non-GAAP adjusted revenue for the full year 2021 was $979.8 million, a 6.2% increase when compared to $922.9 million for the full year 2020.  The increases in non-GAAP adjusted revenue between periods are primarily due to the factors discussed above.

CSG Systems International, Inc.

February 1, 2022

Non-GAAP operating income for the fourth quarter of 2021 was $40.2 million, or 15.6% of total non-GAAP adjusted revenue, compared to $43.0 million, or 17.7% of total non-GAAP adjusted revenue for the fourth quarter of 2020.  Non-GAAP operating income for the full year 2021 was $161.7 million, or 16.5% of total non-GAAP adjusted revenue, compared to $154.9 million, or 16.8% of total non-GAAP adjusted revenue for the full year 2020.

Non-GAAP EPS for the fourth quarter of 2021 was $0.83 compared to $0.90 for the fourth quarter of 2020. Non-GAAP EPS for the full year 2021 was $3.35 compared to $3.12 for the full year 2020.

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments as of December 31, 2021 were $233.7 million compared to $224.5 million as of September 30, 2021 and $240.3 million as of December 31, 2020. CSG had net cash flows from operations for the fourth quarters ended December 31, 2021 and 2020 of $51.9 million and $56.9 million, respectively, and had non-GAAP free cash flow of $47.9 million and $51.7 million, respectively. For the year ended December 31, 2021 and 2020, CSG generated net cash flows from operations of $140.2 million and $173.0 million, respectively, and had non-GAAP free cash flow of $113.7 million and $143.6 million, respectively.

Summary of Financial Guidance

CSG’s financial guidance for the full year 2022 is as follows:

GAAP Measures:
Revenue	$1,070 - $1,110 million
Non-GAAP Measures:
Adjusted Revenue	$1,000 - $1,033 million
Adjusted Operating Margin Percentage	16.5% - 17.0%
EPS	$3.44 - $3.68
Adjusted EBITDA	$225 - $236 million
Free Cash Flow	$115 - $125 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Conference Call

CSG will host a conference call on Tuesday, February 1, 2022 at 5:00 p.m. ET, to discuss CSG’s fourth quarter and full year results for 2021.  The call will be carried live and archived on the Internet.  A link to the conference call is available at http://ir.csgi.com.  In addition, to reach the conference by phone, call 1-888-412-4131 and use the passcode 2327393.

Additional Information

For information about CSG, please visit CSG’s web site at csgi.com.  Additional information can be found in the Investor Relations section of the website.

CSG Systems International, Inc.

February 1, 2022

About CSG

CSG is a leader in innovative customer engagement, revenue management and payments solutions that make ordinary customer experiences extraordinary. Our cloud-first architecture and customer-obsessed mindset help companies around the world launch new digital services, expand into new markets, and create dynamic experiences that capture new customers and build brand loyalty. For nearly 40 years, CSG’s technologies and people have helped some of the world’s most recognizable brands solve their toughest business challenges and evolve to meet the demands of today’s digital economy with future-ready solutions that drive exceptional customer experiences. With 5,000 employees in over 20 countries, CSG is the trusted technology provider for leading global brands in telecommunications, retail, financial services and healthcare. Our solutions deliver real world outcomes to more than 900 customers in over 120 countries. To learn more, visit us at csgi.com and connect with us on LinkedIn and Twitter.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release.  Some of these key factors include, but are not limited to the following items:

•	CSG’s business may be disrupted, and its results of operations and cash flows adversely affected by the COVID-19 pandemic;
•	CSG derives over forty percent of its revenue from its two largest customers;
•	Continued market acceptance of CSG’s products and services;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

John Rea, Investor Relations

(210) 687-4409

E-mail: john.rea@csgi.com

CSG Systems International, Inc.

February 1, 2022

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands)

	December 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$205,635	$188,699
Short-term investments	28,037	51,598
Total cash, cash equivalents and short-term investments	233,672	240,297
Settlement and merchant reserve assets	186,267	166,031
Trade accounts receivable:
Billed, net of allowance of $4,250 and $3,628	244,317	226,623
Unbilled	35,802	37,785
Income taxes receivable	6,414	2,167
Other current assets	41,727	41,688
Total current assets	748,199	714,591
Non-current assets:
Property and equipment, net of depreciation of $111,244 and $105,073	73,580	81,759
Operating lease right-of-use assets	86,034	110,756
Software, net of amortization of $152,283 and $139,836	29,757	26,453
Goodwill	321,330	272,322
Acquired customer contracts, net of amortization of $114,166 and $105,778	57,207	48,012
Customer contract costs, net of amortization of $32,410 and $39,893	46,618	47,238
Deferred income taxes	8,584	10,205
Other assets	15,840	20,664
Total non-current assets	638,950	617,409
Total assets	$1,387,149	$1,332,000
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$237,500	$14,063
Operating lease liabilities	23,270	22,651
Customer deposits	43,546	39,992
Trade accounts payable	35,397	29,834
Accrued employee compensation	91,115	86,289
Settlement and merchant reserve liabilities	185,276	165,064
Deferred revenue	53,748	52,357
Income taxes payable	398	6,627
Other current liabilities	24,852	19,383
Total current liabilities	695,102	436,260
Non-current liabilities:
Long-term debt, net of unamortized discounts of $3,406 and $5,346	137,219	337,154
Operating lease liabilities	70,068	95,926
Deferred revenue	19,599	17,275
Income taxes payable	4,058	2,436
Deferred income taxes	7,752	5,109
Other non-current liabilities	13,107	15,445
Total non-current liabilities	251,803	473,345
Total liabilities	946,905	909,605
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 32,495 and 32,713 shares outstanding	705	700
Additional paid-in capital	488,303	470,557
Treasury stock, at cost; 36,713 and 35,980 shares	(930,106)	(894,126)
Accumulated other comprehensive income (loss):
Unrealized gains on short-term investments, net of tax	(6)	13
Cumulative foreign currency translation adjustments	(38,347)	(31,151)
Accumulated earnings	916,060	876,402
Total CSG stockholders' equity	436,609	422,395
Noncontrolling interest	3,635	-
Total stockholders' equity	440,244	422,395
Total liabilities and stockholders' equity	$1,387,149	$1,332,000

CSG Systems International, Inc.

February 1, 2022

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenue	$275,025	$260,487	$1,046,487	$990,533

Cost of revenue (exclusive of depreciation, shown separately below)	142,026	135,165	543,211	535,597
Other operating expenses:
Research and development	35,341	32,822	134,691	122,847
Selling, general and administrative	61,706	61,864	214,694	198,279
Depreciation	6,231	5,910	24,835	22,926
Restructuring and reorganization charges	1,841	1,051	4,870	5,328
Total operating expenses	247,145	236,812	922,301	884,977
Operating income	27,880	23,675	124,186	105,556
Other income (expense):
Interest expense	(3,708)	(3,606)	(14,569)	(15,500)
Amortization of original issue discount	(671)	(762)	(3,021)	(2,983)
Interest and investment income, net	79	158	365	1,244
Other, net	515	223	(6,015)	(2,961)
Total other	(3,785)	(3,987)	(23,240)	(20,200)
Income before income taxes	24,095	19,688	100,946	85,356
Income tax provision	(6,846)	(6,423)	(28,615)	(26,645)
Net income	$17,249	$13,265	$72,331	$58,711

Weighted-average shares outstanding:
Basic	31,628	31,832	31,776	32,010
Diluted	31,939	32,225	32,010	32,278

Earnings per common share:
Basic	$0.55	$0.42	$2.28	$1.83
Diluted	0.54	0.41	2.26	1.82

CSG Systems International, Inc.

February 1, 2022

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Year Ended
	December 31, 2021	December 31, 2020
Cash flows from operating activities(1):
Net income	$72,331	$58,711
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	24,835	22,926
Amortization	47,966	43,947
Amortization of original issue discount	3,021	2,983
Asset impairment	1,270	11,030
(Gain)/loss on short-term investments and other	(294)	(123)
Loss on extinguishment of debt	132	-
Loss on acquisition of controlling interest	6,180	-
Deferred income taxes	2,388	(1,033)
Stock-based compensation	21,400	25,237
Subtotal	179,229	163,678
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	(10,702)	14,659
Other current and non-current assets and liabilities	(1,527)	(10,715)
Income taxes payable/receivable	(10,174)	5,405
Trade accounts payable and accrued liabilities	(15,607)	(5,752)
Deferred revenue	(996)	5,718
Net cash provided by operating activities	140,223	172,993

Cash flows from investing activities:
Purchases of software, property and equipment	(26,562)	(29,397)
Purchases of short-term investments	(66,970)	(81,824)
Proceeds from sale/maturity of short-term investments	90,452	56,454
Acquisition of and investments in business, net of cash acquired	(63,626)	(11,491)
Net cash used in investing activities	(66,706)	(66,258)

Cash flows from financing activities(1):
Proceeds from issuance of common stock	2,610	2,523
Payment of cash dividends	(32,587)	(31,056)
Repurchase of common stock	(42,253)	(38,123)
Proceeds from long-term debt	150,000	-
Payments on long-term debt	(128,438)	(10,313)
Payments of deferred financing costs	(3,000)	-
Settlement and merchant reserve activity	20,277	(15,144)
Net cash used in financing activities	(33,391)	(92,113)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(2,954)	2,454

Net increase in cash, cash equivalents and restricted cash	37,172	17,076

Cash, cash equivalents and restricted cash, beginning of period	354,730	337,654
Cash, cash equivalents and restricted cash, end of period	$391,902	$354,730

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$12,882	$13,681
Income taxes	36,690	22,431

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$205,635	$188,699
Settlement and merchant reserve assets	186,267	166,031
Total cash, cash equivalents and restricted cash	$391,902	$354,730
(1)

Beginning with the second quarter of 2021, CSG reclassified certain cash flows related to settlement and merchant reserve assets and liabilities from cash flows from operating activities to cash flows from financing activities within the Condensed Consolidated Statements of Cash Flows.  Prior period amounts have been reclassified to conform to the current period presentation.

CSG Systems International, Inc.

February 1, 2022

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenue by Significant Customers: 10% or more of Revenue

	Quarter Ended		Quarter Ended
	December 31, 2021		December 31, 2020
	Amount	% of Revenue	Amount	% of Revenue
Charter	$57,332	21%	$54,121	21%
Comcast	54,861	20%	54,845	21%

	Year Ended		Year Ended
	December 31, 2021		December 31, 2020
	Amount	% of Revenue	Amount	% of Revenue
Charter	$221,148	21%	$209,400	21%
Comcast	215,944	21%	213,290	22%

Revenue by Vertical

	Quarter Ended	Quarter Ended
	December 31,	December 31,
	2021	2020
Broadband/Cable/Satellite	55%	56%
Telecommunications	20%	22%
All other	25%	22%
Total revenue	100%	100%

	Year Ended	Year Ended
	December 31,	December 31,
	2021	2020
Broadband/Cable/Satellite	57%	58%
Telecommunications	19%	19%
All other	24%	23%
Total revenue	100%	100%

Revenue by Geography

	Quarter Ended	Quarter Ended
	December 31,	December 31,
	2021	2020
Americas	83%	84%
Europe, Middle East and Africa	13%	12%
Asia Pacific	4%	4%
Total revenue	100%	100%

	Year Ended	Year Ended
	December 31,	December 31,
	2021	2020
Americas	85%	86%
Europe, Middle East and Africa	11%	10%
Asia Pacific	4%	4%
Total revenue	100%	100%

CSG Systems International, Inc.

February 1, 2022

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP adjusted revenue, non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow.  CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making.  CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information.  Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only.  Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

February 1, 2022

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Adjusted Revenue	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	X	—	X	—
Restructuring and reorganization charges	—	X	X	X
Executive transition costs	—	X	X	X
Acquisition-related expenses:
Amortization of acquired intangible assets	—	X	X	X
Earn-out compensation	—	X	X	X
Transaction-related costs	—	X	X	X
Stock-based compensation	—	X	X	X
Amortization of original issue discount (“OID”)	—	—	—	X
Gain (loss) on extinguishment of debt	—	—	—	X
Gain (loss) on acquisitions or dispositions	—	—	—	X
Unusual income tax matters	—	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Transaction fees are primarily comprised of interchange and other payment-related fees paid, in conjunction with the delivery of service to customers under CSG’s payment services contracts, to third-party payment processors and financial institutions by CSG.  Because CSG controls the integrated service provided under its payment services customer contracts, these transaction fees are presented gross, and not netted against revenue; however, other payments companies who do not provide and/or control an integrated service present their revenue net of transaction fees.  The exclusion of these fees in calculating CSG’s non-GAAP adjusted revenue provides management and investors an additional means to use to compare CSG’s current revenue with historical and future periods, as well as with other payments companies.

•

Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction.  These charges are not considered reflective of CSG’s recurring business operating results.  The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Executive transition costs include expenses incurred related to a departure of a CSG executive officer under the terms of the related separation agreement.  These types of costs are not considered reflective of CSG’s recurring business operating results.  The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

February 1, 2022

•

Acquisition-related expenses include amortization of acquired intangible assets, earn-out compensation, and transaction-related costs.  Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring business operating results.  The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation.  In addition, the timing of these expenses may not directly correlate with underlying performance of the CSG’s operations.  Therefore, the exclusion of acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs.  The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG.  The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules.  This OID is then amortized to interest expense over the life of the respective convertible debt instrument.  The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the extinguishment of debt are a result of the refinancing of CSG’s credit agreement and/or repurchase of CSG’s convertible notes.  These activities are not considered reflective of CSG’s recurring business operating results.  Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Gains or losses related to the acquisition or disposition of certain of CSG’s business activities are not considered reflective of CSG’s recurring business operating results.  Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

CSG Systems International, Inc.

February 1, 2022

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes.  Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow.  Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation.  CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, executive transition costs, gains and losses related to the extinguishment of debt, and gains and losses on acquisitions or dispositions, as discussed above.  Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations.  CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of software, property and equipment.

Non-GAAP Financial Measures

Non-GAAP Adjusted Revenue:

The reconciliations of GAAP revenue to non-GAAP adjusted revenue for the indicated periods are as follows (in thousands):

	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP revenue	$275,025	$260,487	$1,046,487	$990,533
Less: Transaction fees	(17,377)	(17,239)	(66,722)	(67,671)
Non-GAAP adjusted revenue	$257,648	$243,248	$979,765	$922,862

CSG Systems International, Inc.

February 1, 2022

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP operating income	$27,880	$23,675	$124,186	$105,556
Restructuring and reorganization charges (1)	1,841	1,051	4,870	5,328
Executive transition costs (1)	443	11,226	503	13,012
Acquisition-related expenses:
Amortization of acquired intangible assets	3,573	2,681	11,645	11,816
Earn-out compensation	-	-	(2,521)	-
Transaction-related costs	313	(728)	1,450	(587)
Stock-based compensation (1)	6,102	5,082	21,580	19,762
Non-GAAP operating income	$40,152	$42,987	$161,713	$154,887

Non-GAAP adjusted revenue	$257,648	$243,248	$979,765	$922,862
Non-GAAP adjusted operating margin percentage	15.6%	17.7%	16.5%	16.8%
(1)	Stock-based compensation included in the tables above and following excludes amounts that have been recorded in restructuring and reorganization charges and executive transition costs.

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	December 31, 2021		December 31, 2020
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$17,249	$0.54	$13,265	$0.41
GAAP income tax provision (3)	6,846		6,423
GAAP income before income taxes	24,095		19,688
Restructuring and reorganization charges (1)	1,841		1,051
Executive transition costs (1)	443		11,226
Acquisition-related costs:
Amortization of acquired intangible assets	3,573		2,681
Transaction-related costs	313		(728)
Stock-based compensation (1)	6,102		5,082
Amortization of OID	671		762
Non-GAAP income before income taxes	37,038		39,762
Non-GAAP income tax provision (3)	(10,650)		(10,864)
Non-GAAP net income	$26,388	$0.83	$28,898	$0.90

CSG Systems International, Inc.

February 1, 2022

	Year Ended		Year Ended
	December 31, 2021		December 31, 2020
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$72,331	$2.26	$58,711	$1.82
GAAP income tax provision (3)	28,615		26,645
GAAP income before income taxes	100,946		85,356
Restructuring and reorganization charges (1)	4,870		5,328
Executive transition costs (1)	503		13,012
Acquisition-related expenses:
Amortization of acquired intangible assets	11,645		11,816
Earn-out compensation	(2,521)		-
Transaction-related costs	1,450		(587)
Stock-based compensation (1)	21,580		19,762
Amortization of OID	3,021		2,983
Loss on acquisition of controlling interest (2)	6,180		-
Non-GAAP income before income taxes	147,674		137,670
Non-GAAP income tax provision (3)	(40,522)		(36,978)
Non-GAAP net income	$107,152	$3.35	$100,692	$3.12
(2)

During the third quarter of 2021, CSG acquired a controlling interest in a mobile money fintech payment company that it previously held only an equity interest in. Upon acquisition of the controlling interest, CSG recognized a non-cash loss in other income (expense) related to the fair value remeasurement of the pre-existing equity investment.

(3)

For the fourth quarter and year ended December 31, 2021 the GAAP effective income tax rate was approximately 28% for both periods, and the non-GAAP effective income tax rate was approximately 29% and 27%, respectively.  For the fourth quarter and year ended December 31, 2020 the GAAP effective income tax rates were approximately 33% and 31%, respectively, and the non-GAAP effective income tax rate was approximately 27% for both periods.

(4)

The outstanding diluted shares for the fourth quarter and year ended December 31, 2021 were 31.9 million and 32.0 million, respectively, and for the fourth quarter and year ended December 31, 2020 were 32.2 million and 32.3 million, respectively.

CSG Systems International, Inc.

February 1, 2022

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
GAAP net income	$17,249	$13,265	$72,331	$58,711
GAAP income tax provision	6,846	6,423	28,615	26,645
Interest expense (5)	3,708	3,606	14,569	15,500
Amortization of OID	671	762	3,021	2,983
Interest and investment income and other, net (7)	(594)	(381)	5,650	1,717
GAAP operating income	27,880	23,675	124,186	105,556
Restructuring and reorganization charges (1)	1,841	1,051	4,870	5,328
Executive transition costs (1)	443	11,226	503	13,012
Acquisition-related expenses:
Amortization of acquired intangible assets (6)	3,573	2,681	11,645	11,816
Earn-out compensation	-	-	(2,521)	-
Transaction-related costs	313	(728)	1,450	(587)
Stock-based compensation (1)	6,102	5,082	21,580	19,762
Amortization of other intangible assets (6)	3,383	3,400	13,316	13,216
Amortization of customer contract costs (6)	6,247	4,432	21,218	17,190
Depreciation	6,231	5,910	24,835	22,926
Non-GAAP adjusted EBITDA	$56,013	$56,729	$221,082	$208,219
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenue	21.7%	23.3%	22.6%	22.6%

(5)	Interest expense includes amortization of deferred financing costs as provided in Note 6 below.
(6)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):
	Quarter Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Amortization of acquired intangible assets	$3,573	$2,681	$11,645	$11,816
Amortization of other intangible assets	3,383	3,400	13,316	13,216
Amortization of customer contract costs	6,247	4,432	21,218	17,190
Amortization of deferred financing costs	449	436	1,787	1,725
Total amortization	$13,652	$10,949	$47,966	$43,947
(7)	Included in interest and investment income and other, net for the year ended December 31, 2021, is the $6.2 million loss on acquisition of controlling interest, discussed above.

CSG Systems International, Inc.

February 1, 2022

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Cash flows from operating activities	$51,914	$56,864	$140,223	$172,993
Purchases of software, property and equipment	(4,031)	(5,196)	(26,562)	(29,397)
Non-GAAP free cash flow	$47,883	$51,668	$113,661	$143,596

Non-GAAP Financial Measures – 2022 Financial Guidance

Non-GAAP Adjusted Revenue:

The reconciliation of GAAP revenue to non-GAAP adjusted revenue, as included in CSG’s 2022 full year preliminary financial outlook, is as follows:

	2022 Guidance Range
	Low Range	High Range
GAAP revenue	$1,070,000	$1,110,000
Less: Transaction fees	(70,000)	(77,000)
Non-GAAP adjusted revenue	$1,000,000	$1,033,000

Non-GAAP Operating Income:

The reconciliation of GAAP operating income to non-GAAP operating income, as included in CSG’s 2022 full year financial guidance, is as follows (in thousands, except percentages):

	2022 Guidance Range
	Low Range	High Range
Operating Income
GAAP operating income	$121,200	$131,800
Restructuring and reorganization charges	1,400	1,400
Executive transition costs	1,300	1,300
Acquisition-related expenses:
Amortization of acquired intangible assets	11,000	11,000
Stock-based compensation	30,100	30,100
Non-GAAP operating income	$165,000	$175,600

Operating Margin Percentage
Non-GAAP adjusted revenue	$1,000,000	$1,033,000
Non-GAAP adjusted operating margin percentage	16.5%	17.0%

CSG Systems International, Inc.

February 1, 2022

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2022 full year financial guidance is as follows (in thousands, except per share amounts):

	2022 Guidance Range
	Low Range		High Range
	Amounts	EPS (9)	Amounts	EPS (9)
GAAP net income	$78,200	$2.44	$85,900	$2.68
GAAP income tax provision (8)	29,700		32,600
GAAP income before income taxes	107,900		118,500
Restructuring and reorganization charges	1,400		1,400
Executive transition costs	1,300		1,300
Acquisition-related expenses:
Amortization of acquired intangible assets	11,000		11,000
Stock-based compensation	30,100		30,100
Non-GAAP income before income taxes	151,700		162,300
Non-GAAP income tax provision (8)	(41,600)		(44,500)
Non-GAAP net income	$110,100	$3.44	$117,800	$3.68

(8)	For 2022, the estimated effective income tax rate for GAAP and non-GAAP purposes is expected to be 27.5% and 27.4%, respectively.
(9)	The weighted-average diluted shares outstanding are expected to be approximately 32 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2022 full year financial guidance (in thousands, except percentages):

	2022 Guidance Range
	Low Range	High Range
GAAP net income	$78,200	$85,900
GAAP income tax provision (6)	29,700	32,600
Interest expense	13,500	13,500
Interest and investment income and other, net	(200)	(200)
GAAP operating income	121,200	131,800
Restructuring and reorganization charges	1,400	1,400
Executive transition costs	1,300	1,300
Acquisition-related expenses:
Amortization of acquired intangible assets	11,000	11,000
Stock-based compensation	30,100	30,100
Amortization of other intangible assets	9,900	9,900
Amortization of client contract costs	19,200	19,200
Depreciation	31,100	31,100
Non-GAAP adjusted EBITDA	$225,200	$235,800
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenue	22.5%	22.8%

CSG Systems International, Inc.

February 1, 2022

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

	2022 Guidance Range
	Low Range	High Range
Cash flows from operating activities	$150,000	$170,000
Purchases of software, property and equipment	(35,000)	(45,000)
Non-GAAP free cash flow	$115,000	$125,000